Exhibit 23.6

Consent of Independent Public Accountants

To the Stockholders and Board of Directors of Southwestern Electric Power
Company:

      As independent public accountants, we hereby consent to the incorporation of our report with respect to the Consolidated Financial Statements of Southwestern Electric Power Company dated February 25, 2000, included in this Form 10-K, into Southwestern Electric Power Company's previously filed registration statement on Form S-3 (File No. 333-96213).

Arthur Andersen LLP

Dallas, Texas
March 21, 2000



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